As filed with the Securities and Exchange Commission on May 15, 2015

Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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 FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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EDWARDS LIFESCIENCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

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Delaware	36-4316614
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Edwards Way
Irvine, California 92614
(Address, Including Zip Code, of Principal Executive Offices)

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Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program
(Full Title of the Plan)

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Michael A. Mussallem
Chairman of the Board and Chief Executive Officer
Edwards Lifesciences Corporation
One Edwards Way
Irvine, California 92614
(949) 250-2500
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION  FEE

Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program Common Stock, $1.00 par value	2,000,000 shares	(1)	$125.455	(2)	$250,910,000	(2)	$29,156	(2)

(1)       This Registration Statement covers, in addition to the number of shares of Edwards Lifesciences Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $1.00 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)       Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 8, 2015, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 8.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

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PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2014, filed with the Commission on February 20, 2015 (Commission File No. 001-15525);

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2015, filed with the Commission on April 29, 2015 (Commission File No. 001-15525);

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on February 10, 2015 and May 15, 2015 (Commission File No. 001-15525);

(d)
The Company’s Registration Statements on Form S-8, filed with the Commission on March 22, 2000, June 9, 2003, August 5, 2005, May 9, 2008, August 2, 2010, August 7, 2012, November 8, 2013, and May 9, 2014 (Commission File Nos. 333-33054, 333-105961, 333-127260, 333-150810, 333-168462, 333-183106, 333-192229,  and 333-195853, respectively); and

(e)
The description of the Company’s Common Stock contained in Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form 10 filed with the Commission on April 5, 2000 (Commission File No. 001-15525), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Ifigenia Protopappas.  Ms. Protopappas is Corporate and Securities Counsel of the Company and is compensated by the Company as an employee. Ms. Protopappas has participated in and holds awards granted under the Company’s equity and long-term compensation plans, owns shares of Common Stock and is eligible to participate in the Plan.

Item 8.    Exhibits

See the attached Exhibit Index at page 8, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 15, 2015.

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Michael A. Mussallem
Michael A. Mussallem
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Denise E. Botticelli and Aimee S. Weisner, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Mussallem	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Michael A. Mussallem		May 15, 2015

/s/ Scott B. Ullem	Corporate Vice President, Chief Financial Officer (Principal Financial Officer)
Scott B. Ullem		May 15, 2015

/s/ Robert W.A. Sellers	Vice President, Corporate Controller (Principal Accounting Officer)
Robert W.A. Sellers		May 15, 2015

Signature	Title	Date

/s/ John T. Cardis
John T. Cardis	Director	May 15, 2015

/s/ Kieran T. Gallahue
Kieran T. Gallahue	Director	May 15, 2015

/s/ Robert A. Ingram
Robert A. Ingram	Director	May 15, 2015

/s/ William J. Link, Ph.D.
William J. Link, Ph.D.	Director	May 15, 2015

/s/ Barbara J. McNeil, M.D., Ph.D.
Barbara J. McNeil, M.D., Ph.D.	Director	May 15, 2015

/s/ Wesley W. von Schack
Wesley W. von Schack	Director	May 15, 2015

/s/ Nicholas J. Valeriani
Nicholas J. Valeriani	Director	May 15, 2015

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1
Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program (filed as Appendix B to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on March 30, 2015 (Commission File No. 001-15525) and incorporated herein by this reference).

5	Opinion of Counsel (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).